UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2013
Illumina, Inc.
(Exact name of registrant as specified in its charter)
001-35406

(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
5200 Illumina Way, San Diego, CA 92122

(Address of principal executive offices) (Zip code)
(858) 202-4500

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Item 2.02 Results of Operations and Financial Condition
    Item 8.01 Other Events
    Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 21, 2013, pursuant to, and on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of January 6, 2013, by and among Illumina, Inc. (the “Company”), TP Corporation, a wholly-owned subsidiary of the Company (“Merger Sub”), Verinata Health, Inc. (“Verinata”), and Shareholder Representative Services LLC, in its capacity as the stockholder representative thereunder (the “Merger Agreement”), Merger Sub was merged with and into Verinata with Verinata continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger, the former equity holders of Verinata became entitled to receive aggregate consideration of $350 million (subject to certain closing and post-closing adjustments as set forth in the Merger Agreement) and up to $100 million in milestone payments through 2015.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and which is incorporated by reference herein.

Item 8.01. Other Events.

On February 21, 2013, the Company issued a press release announcing the completion of the Merger. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1(1)	Agreement and Plan of Merger, dated as of January 6, 2012, among Illumina, Inc., TP Corporation, Verinata Health, Inc and Shareholder Representative Services LLC.
99.1	Press Release, dated February 21, 2013.

(1)	Incorporated by reference to Exhibit 2.1 to the Annual Report for the fiscal year ending December 30, 2012 filed by the Company with the Securities and Exchange Commission on February 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	February 25, 2013	By:	/s/ Christian G. Cabou
Christian G. Cabou
Senior Vice President, General Counsel and Secretary